Exhibit 1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 22nd day of December, 2022.

Craft Ventures I, L.P.
By: Craft Ventures GP I, LLC

By:	/s/ David O. Sacks
Name: David O. Sacks
Title: Managing Member

Craft Ventures I-A, L.P.
By: Craft Ventures GP I, LLC

By:	/s/ David O. Sacks
Name: David O. Sacks
Title: Managing Member

Craft Ventures I-B, L.P.
By: Craft Ventures GP I, LLC

By:	/s/ David O. Sacks
Name: David O. Sacks
Title: Managing Member

Craft Ventures GP I, LLC

By:	/s/ David O. Sacks
Name: David O. Sacks
Title: Managing Member

/s/ David O. Sacks
David O. Sacks